Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 3, 2015, by and among (i) Cyalume Technologies Holdings, Inc., a Delaware corporation (“Holdings”), (ii) Cyalume Technologies, Inc., a Delaware corporation (“CTI”), (iii) Cyalume Specialty Products, Inc., a Delaware corporation (“CSPI”), (iv) COMBAT TRAINING SOLUTIONS, INC., a Colorado corporation (“CTSI”), (v) Cyalume Realty, Inc., a Delaware corporation (“CRI”), (vi)  CT SAS HOLDINGS, INC., a Delaware corporation (“SAS Holdings”, and together with Holdings, CTI, CSPI, CTSI and CRI, individually and collectively referred to herein as “Borrower”), (vi) the Lenders party hereto, and (vii) Monroe Capital Management Advisors, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Administrative Agent, Borrower and the Lenders have entered into that certain Credit Agreement dated as of May 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders, subject to the terms and conditions of the Loan Documents, have made available to the Borrower a term loan, a revolving credit facility and a delayed draw term loan facility;

WHEREAS, each Loan Party has requested that the Lenders amend certain provisions of the Credit Agreement to, among other things, permit Borrower to draw on the Delayed Draw Term Loan concurrently herewith, and the Administrative Agent and the Lenders are willing to do so subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties hereto, intending to be bound, hereby agree as follows:

1.                  Capitalized Terms. All capitalized terms which are not defined in this Amendment shall have the same meanings as set forth in the Credit Agreement.

2.                  Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is amended as follows:

(a)                The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety:

(i)	“Delayed Draw Term Loan Commitment” means, as to any Lender, such Lender’s commitment to make Delayed Draw Term Loans under this Agreement. The amount of each Lender’s Delayed Draw Term Loan Commitment is set forth on Annex A. The aggregate amount of the Delayed Draw Term Loan Commitments of all Lenders is $1,500,000.

(ii)	“Delayed Draw Term Loan Commitment Expiration Date” means August 3, 2015.

(iii)	“Delayed Draw Term Loan Funding Date” means August 3, 2015.

(iv)	“Omniglow Settlement Agreement” means that certain Confidential Settlement Agreement and Mutual Release dated as of July 10, 2014 among CTI, Omniglow LLC, Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, Leemon Family LLC and Ira Leemon, as amended by that certain Amendment to the Parties’ July 10, 2014 Confidential Settlement Agreement and Mutual Release dated as of July 29, 2014, and that certain Second Amendment to the Parties’ July 10, 2014 Confidential Settlement Agreement and Mutual Release dated as of August 3, 2015.

(v)	“Omniglow Settlement Payment” means the settlement payment required to be made by CTI pursuant to Section 3b of the Omniglow Settlement Agreement in an aggregate amount not to exceed $1,400,000 due and payable on or before August 3, 2015.

(b)               The following definition is added to Section 1.1 of the Credit Agreement in alphabetical order:

“Observer” is defined in Section 10.1.12.

(c)                The definition of Delayed Draw Term Loan Non-Use Fee is deleted from Section 1.1 of the Credit Agreement.

(d)               Section 5.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

5.4                Reserved.

(e)                Section 6.4.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.4.3             Delayed Draw Term Loans. The Delayed Draw Term Loans shall be paid in installments as follows:

PAYMENT DATE	INSTALLMENT AMOUNT

September 30, 2015	$9,375
December 31, 2015	$9,375
March 31, 2016	$18,750
June 30, 2016	$18,750
September 30, 2016	$18,750
December 31, 2016	$18,750

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PAYMENT DATE	INSTALLMENT AMOUNT

March 31, 2017	$37,500
June 30, 2017	$37,500
September 30, 2017	$37,500
December 31, 2017	$37,500
March 31, 2018	$37,500
June 30, 2018	$37,500
September 30, 2018	$37,500
December 31, 2018	$37,500
March 31, 2019	$37,500
June 30, 2019	$37,500
September 30, 2019	$37,500
December 31, 2019	$37,500
March 31, 2020	$37,500
Term Loan Maturity Date	The outstanding principal amount of the Delayed Draw Term Loans

Unless sooner paid in full, the outstanding principal balance of the Delayed Draw Term Loans shall be paid in full on the Term Loan Maturity Date.

(f)                A new Section 10.1.12 is added to the Credit Agreement to read as follows:

10.1.12        Notice of Meetings. Cause to be furnished to Administrative Agent notice of each meeting of the board of directors of Holdings and each other Loan Party and of each committee thereof at the same time and in the same manner and method of communication as notice of each such meeting is given to the directors (or managers or other equivalent) on the board of directors of Holdings, each other Loan Party and such committee.

(a) In addition, subject to the limitation in Section (b) below: (i) one individual designated by Administrative Agent (the “Observer”), shall be entitled to attend in person (as an observer without any rights to vote, address or be heard by the board of directors, or have any other rights of a duly elected director) all meetings held in person and to listen to the entirety of all telephonic meetings of the board of directors of Holdings, each other Loan Party and each such committee; and (ii) the Observer shall be entitled to receive all notices, written materials and other information, (including, without limitation, copies of meeting minutes) given to directors (or managers or other equivalent) in connection with such meetings at the same time such materials and information are given to the directors (or managers or other equivalent).

(b) The Borrower reserves the right to exclude the Observer from any meeting, or any portion of any meeting of the board of directors (or managers or other equivalent), and withhold from the Observer all notices, written materials and other information, (including, without limitation, copies of meeting minutes) given to directors (or managers or other equivalent) if, in the opinion of Borrower’s counsel, attendance at such meeting (or portion of such meeting) or access to such information would adversely affect the attorney-client privilege between the Borrower and its counsel, result in the breach of an agreement between the Borrower and a third party, result in the disclosure of trade secrets of the Borrower, or present a conflict of interest between the Borrower and the Administrative Agent (or its Affiliates).

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(c) Borrower shall reimburse the Observer for reasonable documented out-of-pocket expenses incurred in connection with attending each meeting of the board of directors of Holdings, each other Loan Party and any committee thereof. Loan Parties agree to take any and all actions necessary to effectuate the intent of the foregoing provisions of this Section 10.1.12.

(g)               Section 10.10 of the Credit Agreement is amended to append the following language to the end of such Section:

“provided further, that the foregoing clause (a) shall not apply to deposit accounts maintained by any Borrower for the sole purpose of the cash collateralization of letters of credit permitted under Sections 11.1(o) and 11.2(k), provided that the amount on deposit in any such deposit accounts at any time shall not exceed one hundred five percent (105%) of the face amount of each such letter of credit, individually.

(h)               A new Section 11.1(o) is added to the Credit Agreement to read as follows:

“(o)             Debt constituting reimbursement obligations with respect to letters of credit issued after the date hereof for the account of any Borrower in the ordinary course of business that are pre-approved by Administrative Agent in writing; provided, however, that (i) the maximum face amount of all letters of credit in the aggregate at any time outstanding shall not exceed $500,000, and (ii) all letters of credit shall be unsecured except for cash collateralization not exceeding one hundred five percent (105%) of the face amount of each such letter of credit, individually.”

(i)                 A new Section 11.2(k) is added to the Credit Agreement to read as follows:

“(k)              Lien on cash collateral securing Debt described in (and to the extent permitted by) Section 11.1(o).”

(j)                 Section 11.14.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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11.14.3 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Senior Debt to EBITDA Ratio
05/31/15	4.50 to 1.00
06/30/15	4.25 to 1.00
07/31/15	4.00 to 1.00
08/31/15	4.00 to 1.00
09/30/15	4.00 to 1.00
10/31/15	4.00 to 1.00
11/30/15	4.00 to 1.00
12/31/15	3.75 to 1.00
01/31/16	3.50 to 1.00
02/29/16	3.50 to 1.00
03/31/16	3.50 to 1.00
04/30/16	3.50 to 1.00
05/31/16	3.50 to 1.00
06/30/16	3.25 to 1.00
07/31/16	3.25 to 1.00
08/31/16	3.25 to 1.00
09/30/16	3.00 to 1.00
10/31/16	3.00 to 1.00
11/30/16	3.00 to 1.00
12/31/16	2.75 to 1.00
03/31/17	2.50 to 1.00
06/30/17	2.25 to 1.00
09/30/17	2.00 to 1.00
12/31/17	2.00 to 1.00
03/31/18	1.75 to 1.00
06/30/18	1.75 to 1.00
09/30/18	1.75 to 1.00
12/31/18	1.75 to 1.00
03/31/19	1.50 to 1.00
06/30/19	1.50 to 1.00
09/30/19	1.50 to 1.00
12/31/19 and the last day of each Fiscal Quarter thereafter	1.50 to 1.00

(k)               Section 11.14.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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11.14.4           Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed the following amounts:

Fiscal Year Ending	Capital Expenditures
12/31/15	$1,250,000
12/31/16	$1,700,000
12/31/17 and the last day of each Fiscal Year thereafter	$1,500,000

(l)                 Section 12.2.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)             prior to funding any Delayed Draw Term Loan, the Administrative Agent shall have received a fully executed acknowledgment from the parties to the Omniglow Settlement Agreement, in form and substance satisfactory to the Administrative Agent, that shall provide that the making of the Omniglow Settlement Payment shall (i) satisfy all of the Loan Parties’ obligations under the Omniglow Settlement Agreement and under the “Amended Final Judgment” (as defined in the Omniglow Settlement Agreement), and (ii) cause the release of the Loan Parties set forth in Section 8(a) of the Omniglow Settlement Agreement to become automatically effective.

(m)             Section 13.1.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

13.1.15      Settlement Agreements. Default in the payment when due, or in the performance or observance of, any obligation of, or condition agreed to by, any Loan Party under the Colon Settlement Agreement or Omniglow Settlement Agreement; or the Omniglow Settlement Agreement is found to be invalid or unenforceable and/or any Loan Party is obligated to pay any additional sum to any of the other parties to the Omniglow Settlement Agreement in further settlement of the matters addressed therein, in excess of the amount of the Omniglow Settlement Payment.

(n)               Annex A of the Credit Agreement is hereby deleted in its entirety and replaced with Annex A attached hereto.

3.                  Conditions Precedent. The amendments set forth in Section 2 shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of Administrative Agent in its sole discretion:

(a)                receipt by Administrative Agent from each party hereto of a counterpart of this Amendment signed on behalf of such party;

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(b)               receipt by Administrative Agent of a non-refundable deferred closing fee in the amount of $100,000, which fee is fully earned and due and payable on the date hereof;

(c)                receipt by Administrative Agent of the documents necessary to satisfy the conditions of Section 12.2.1(d) of the Credit Agreement; and

(d)               receipt by Administrative Agent of each document, instrument and certificate set forth on the closing checklist applicable hereto, duly executed by each party thereto, and in form and substance satisfactory to Administrative Agent.

4.                  Post-Closing Obligations. Loan Parties shall deliver each of the following to Administrative Agent within the time frames set forth below, or such later date as agreed to by Administrative Agent in its sole discretion:

(a)                Within five (5) Business Days of the date hereof, a copy of the Satisfaction, as defined in the Omniglow Settlement Agreement, which has been filed with the Hampden County Superior Court.

Each Loan Party hereby agrees that the failure to so complete and/or deliver to Administrative Agent these items within the time period specified herein shall constitute an Event of Default under the Credit Agreement and Administrative Agent will be entitled to exercise all rights and remedies provided for thereunder.

5.                  Representations, Covenants and Warranties; No Default. The covenants set forth in the Credit Agreement and the other Loan Documents shall be deemed remade as of the date hereof by each Loan Party. Each Loan Party hereby represents and warrants that (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (b) no Default or Event of Default has occurred and is continuing as of the date of this Amendment, (c) the Recitals hereto are true and correct, and (d) the execution, delivery and performance by each Loan Party of this Amendment and each related Loan Document to which it is a party, and the consummation of the transactions described herein and the transactions related hereto, do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (x) any provision of law, (y) the charter, by-laws or other organizational documents of any Loan Party or (z) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents).

6.                  Ratification; Claims. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Without limiting the generality of the foregoing, each Loan Party hereby acknowledges and agrees that the Guaranty and Collateral Agreement remains in full force and effect, and each Loan Party hereby acknowledges, reaffirms, confirms and ratifies all of its obligations under the Guaranty and Collateral Agreement. Each Loan Party hereby acknowledges, confirms, reaffirms and ratifies its grant to Administrative Agent, for the benefit of the Administrative Agent, Lenders and their applicable Affiliates, of a continuing security interest in all of its right, title and interest in all currently existing and hereafter acquired or arising Collateral. Each Loan Party hereby represents and warrants that as of the date hereof, there are no defenses, setoffs, claims or counterclaims which could be asserted against the Administrative Agent or the Lenders arising from or in connection with the Credit Agreement or any other Loan Document.

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7.                  No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement or the Loan Documents. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Loan Documents. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement or any of the Loan Documents.

8.                  Fees and Expenses. The Loan Parties jointly and severally agree to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and/or delivered in connection with the transactions described herein, including, but not limited to, the fees and expenses of counsel for the Administrative Agent.

9.                  Release. Each Loan Party, on behalf of itself and its predecessors, advisors, agents, Affiliates, directors, employees, officers, parents, representatives and subsidiaries, together with its successors and assigns (collectively, the “Releasors” and individually each a “Releasor”), knowingly, voluntarily, and intentionally releases and forever discharges the Administrative Agent, each Lender, their respective predecessors, advisors, agents, Affiliates, directors, employees, officers, parents, representatives and subsidiaries, together with their respective successors and assigns (collectively, the “Released Parties” and individually each a “Released Party”) from all possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part on or before the date hereof, which any Releasor may now or hereafter have against any Released Party, if any (collectively, the “Released Claims”), and irrespective of whether any such Released Claims arise out of contract, tort, equity, violation of law or regulations, or otherwise.

10.              Reference to the Effect on the Credit Agreement; Loan Document. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and (b) each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

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11.              GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

12.              Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

13.              Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or by “.PDF” shall be equally as effective as delivery of an original executed counterpart of this Amendment.

14.              Loan Document. This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and all other Loan Documents.

[SIGNATURE PAGES FOLLOW]

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(Signature Page to First Amendment to Credit Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BORROWER:	CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

CYALUME TECHNOLOGIES, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

CYALUME SPECIALTY PRODUCTS, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

COMBAT TRAINING SOLUTIONS, INC., a Colorado corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

CYALUME REALTY, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

(Signature Page to First Amendment to Credit Agreement)

BORROWER:	CT SAS HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

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(Signature Page to First Amendment to Credit Agreement)

ADMINISTRATIVE AGENT:	MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent

	By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

LENDERS:	Monroe Capital Corporation, in its capacity as a Lender

	By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital Corporation SBIC, LP, a Delaware limited partnership

		By:	MCC SBIC GP, LLC, a Delaware limited liability company
		Its:	General Partner

			By:	Monroe capital bdc advisors llc, a Delaware limited liability company
			Its:	Manager

				By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital Senior Secured Direct Loan Fund LP, in its capacity as a Lender

		By:	MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LLC
		Its:	General Partner

			By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Annex A

(Signature Page to First Amendment to Credit Agreement)

LENDERS:	Monroe Capital Senior Secured Direct Loan FINANCING SPV LLC, in its capacity as a Lender

	By:	MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LP
	Its:	Designated Manager

		By:		Monroe Capital Senior Secured Direct Loan Fund LLC
		Its:		General Partner

			By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP, in its capacity as a Lender

	By:	Monroe Capital Senior Secured Direct Loan Fund LLC
	Its:	General Partner

		By:		/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital ParTners Fund II, Lp, in its capacity as a Lender

	By:	Monroe Capital PArtners fund ii, llc
	Its:	General Partner

		By:		/s/ Jeffrey Cupples
Jeffrey Cupples
Director

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